Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 19, 2019, by and among Medigus Ltd., a company organized under the laws of Israel (the “Purchaser”), Algomizer Ltd., a company organized under the laws of Israel (the “Company”) and Linkury Ltd. a company organized under the laws of Israel and a fully-owned (100%) subsidiary of Company (“Linkury”).

WHEREAS, subject to the terms and conditions set forth in this Agreement each of the Company and Linkury desire to issue and sell to Purchaser, and Purchaser desires to purchase from the Company and Linkury, securities of the Company and Linkury as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company (on behalf of itself and Linkury) and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement (as defined below), each representing twenty (20) ordinary shares, par value NIS 1.00 per share of Purchaser (each such ordinary share of Purchaser shall be referred to as “MDGS Share(s)”).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternative Stock Consideration” shall have the meaning ascribed in Section 2.5(b)(iv) herein.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, a legal holiday in the State of Israel or any day on which banking institutions in the State of New York or in the State of Israel are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Closing Consideration and issue the MDGS Warrant and (ii) the Company’s obligations (on its behalf and on behalf of Linkury) to deliver the Purchased Shares and issue the Company Warrant, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Company Warrant” means the warrant delivered to the Purchaser at Closing in accordance with Section 2.5(a) hereof, which Company Warrant shall be exercisable for Ordinary Shares in an aggregate amount of up to 100% of the Purchased Shares (as adjusted in accordance with the terms of this Agreement ) at an exercise price of NIS 5.25 per Ordinary Share. Company Warrant Shares are subject to adjustment for reverse and forward share splits, cash and share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement, and may be exercised for a period of three (3) years from the Closing Date, in the form of Exhibit A attached hereto.

“Company Warrant Shares” means the Ordinary Shares issuable upon exercise of the Company Warrant(s).

“Deposit Agreement” means the Deposit Agreement dated May 15, 2015, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“ISA” means the Israel Securities Authority.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Linkury Per Share Purchase Price” equals NIS 12.34 per Linkury Share, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of ADSs that occur after the date of this Agreement and prior to the Closing Date.

“Linkury Share(s)” means the ordinary shares of Linkury, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“MDGS Warrant” means, the warrant delivered to the Company at Closing in accordance with Section 2.5(b)(v) hereof, which shall be exercisable for ADSs in an aggregate amount of up to 100% of the ADSs Consideration each at Per ADS Purchase Price, and may be exercised for a period of three (3) years from the Closing Date, in the form of Exhibit B attached hereto.

“Net Profit” means Linkury's net profit based on the audited financial statements of Linkury prepared in accordance with International Financial Reporting Standard.

“Ordinary Share(s)” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Per ADS Purchase Price” equals $3.0, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of ADSs that occur after the date of this Agreement and prior to the Closing Date.

“Per Share Purchase Price” equals NIS 4.15 subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement and prior to the Closing Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint share company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Law” means the Israeli Securities Law, 1968 and the regulations promulgated thereunder, as amended.

“Subsidiary” means, with respect to any Person, another Person (other than a natural Person), of which such first Person (i) owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect or appoint a majority of the board of directors or other governing body or (b) if there are no such voting interests, a majority of the equity interests therein or (ii) has the right to appoint a majority of the directors or managers.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the ADSs and/or the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the Tel Aviv Stock Exchange (“TASE”)(or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Company Warrant(s), all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant ADSs” means the ADSs issuable upon exercise of the MDGS Warrant.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, each of the Company and Linkury agree to sell, and the Purchaser agrees to purchase (i) an aggregate of 2,168,675 newly-issued Ordinary Shares of the Company each at a Per Share Purchase Price (the “Company Purchased Shares”), (ii) 729,508 Linkury Shares, which are held as of the date hereof by the Company, each at a Linkury Per Share Purchase Price (the “Linkury Purchased Shares” and together with the Company Purchased Shares the “Purchased Shares”), and (iii) Company Warrant exercisable for additional Ordinary Shares in accordance with the terms therein. In consideration for the Company Purchased Shares and Company Warrant, Purchaser shall pay cash and stock as follows: (A) an aggregate amount which equals NIS 5,400,000 in cash by wire transfer of immediately available funds to the Company’s bank account (as indicated in Section 2.5(a)(ii)), paid in NIS, U.S dollars or a combination of both, as shall be mutually agreed by the parties hereto prior to the Closing (the “Cash Consideration”), plus (B) $1.0 million of ADSs at a $3.0 per ADS (333,334 ADSs) (the “ADSs Consideration”), plus (C) the MDGS Warrant exercisable for additional ADSs in accordance with the terms therein (the aggregate total consideration reflected in (A), (B) and (C) referred to collectively as the “Company Consideration”). In addition, in consideration for the Linkury Purchased Shares, the Purchaser shall pay an aggregate of NIS 9,000,000 in cash by wire transfer of immediately available funds to the Company’s bank account (as indicated in Section 2.5(a)(ii))(the “Linkury Consideration” and together with the Company Consideration, the “Closing Consideration”). It is being clarified, that in the event that the ADSs Consideration is being issued as an Alternative Stock Consideration, any reference under this Agreement to ADSs or ADSs Consideration shall apply mutatis mutandis to the MDGS Shares which are issued as an Alternative Stock Consideration.

2.2 The Closing Consideration paid for the Purchased Shares and the Company Warrant in accordance with Section 2.1 above is based on the assumption that Linkury’s Net Profit for 2019 will be at least NIS 15 million (the “Base Net Profit”). If Linkury’s Net Profit, as reflected in the financial statements of the Company for the year ended December 31, 2019 included in the Company’s ISA Reports (the “2019 Net Profit” and “2019 Financial Statements” respectively) will be less than the Base Net Profit (and only then), each of the Per Share Purchase Price and the Linkury Per Share Purchase Price, respectively (for the purpose hereof referred to collectively as the “Base Per Share Purchase Price”) shall be adjusted by multiplying the applicable Base Per Share Purchase Price by a fraction (i) the numerator of which shall be 2019 Net Profit, and (ii) the denominator of which shall be the Base Net Profit (with the outcome of the foregoing referred to as the “Adjusted Per Share Purchase Price”) and the Purchaser shall be allocated immediately, and in any event no later than 15 Business Days following the date of publication of the 2019 Financial Statements, for no additional consideration, with such amounts of additional Ordinary Shares and Linkury Shares (and the Company Warrant shall be adjusted accordingly) equal to the product of (x) the amount of Ordinary Shares and Linkury Shares actually received by the Purchaser under this Agreement, and (y) the amount which Purchaser would have otherwise received should the Adjusted Per Share Purchase Price was applied. For example, assuming the 2019 Net Profit equals NIS 14.4 million, which is 4% less than the Base Net Profit, the Per Share Purchase Price shall be adjusted from NIS 12.34 to NIS 11.85 (and so are the Linkury Per Share Purchase Price), and Purchaser shall be issued with additional Ordinary Shares or Linkury Shares respectively to compensate the deficit between the applicable Base Per Share Purchase Price and the Adjusted Per Share Purchase Price. For the avoidance of doubt, no adjustment shall be made if the 2019 Net Profit is equal to or greater of the Base Net Profit.

2.3 Purchaser shall have the right, at any time during a period of three (3) years following the Closing, to convert any and all of the Linkury Purchased Shares issued to the Purchaser in accordance with Sections 2.1 and 2.2 above, into Ordinary Shares, at an exercise price per Ordinary Share so converted which is equal to 80% of the average closing sale price of the Ordinary Shares on TASE over a period of sixty (60) Trading Days preceding the date on which Purchaser provided the Company with a notice requesting to so convert any and all of the Linkury Purchased Shares.

2.4 In the event, during the three (3) year period following the Closing Date, the Company shall issue, or under take to issue (such date, the “Adjustment Date”) Ordinary Shares with a price per share or exercise per share lower than the Per Share Purchase Price (the (“Reduced Per Share Purchase Price”), the Purchaser shall be allocated immediately, and in any event no later than 15 Business Days following the Adjustment Date, subject to the payment of the minimal amount per share in accordance with TASE charter, with such amounts of additional Ordinary Shares (and the Company Warrant shall be adjusted accordingly) equal to the difference of (x) the amount of Ordinary Shares actually received by the Purchaser under this Agreement, and (y) the amount which Purchaser would have otherwise received should the Reduced Per Share Purchase Price was applied.

2.5 Deliveries.

(a) On or prior to the Closing Date, the Company (on behalf of itself and Linkury) shall deliver or cause to be delivered to Purchaser the following:

(i) this Agreement duly executed by the Company and Linkury;

(ii) the Company shall have provided Purchaser with the Company’s wire instructions, on Company letterhead and executed by its chief executive officer or chief financial officer;

(iii) true and correct copies of written resolutions, or minutes of a meeting, of the board of directors of the Company, approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, among others, (i) authorizing the issuance and sale of the Company Purchased Shares; (ii) reserving a sufficient number of Warrant Shares to be issued upon exercise of the Company Warrant, and authorizing the issuance of such Warrant Shares upon such exercise; and (iii) the approval of the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is party and any agreements, instruments or documents ancillary thereto, in the form attached hereto as Schedule 2.5(iii);

(iv) true and correct copies of written resolutions, or minutes of a meeting, of the board of directors and the sole shareholder of Linkury, approving and adopting in all respects the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, among others, (i) authorizing the sale of the Linkury Purchased Shares; and (iii) the approval of the execution, delivery and performance by the Company of all agreements contemplated herein to which Linkury is party and any agreements, instruments or documents ancillary thereto, in the form attached hereto as Schedule 2.5 (iv);

(v) waiver from Company’s creditors, approving the execution, delivery and performance by the Company of all agreements contemplated herein to which the Company is party and any agreements, instruments or documents ancillary thereto, in the form attached hereto as Schedule 2.5(a)(v);

(vi) duly executed share certificate representing the Linkury Purchased Shares issued to Purchaser at the Closing, in the form attached hereto as Schedule 2.5(a)(vi);

(vii) A copy of the register of shareholders of Linkury, certified by an executive officer of Linkury and prepared in accordance with Section 130 of the Companies Law, 5759–1999, as amended, in which the Linkury Purchased Shares issued at the Closing are registered in the name of Purchaser, in the form attached hereto as Schedule 2.5(a)(vii);

(viii) the Company Purchased Shares registered in the name of Purchaser (pursuant to a TASE listing approval); and

(ix) the Company Warrant registered in the name of Purchaser (pursuant to a TASE listing approval).

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by Purchaser;

(ii) true and correct copies of written resolutions, or minutes of a meeting, of the board of directors of the Purchaser, approving and adopting in all respects the execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby, including, among others, (i) authorizing the issuance and sale of the Purchaser’s ADSs (or MDGS Shares in case of an Alternative Stock Consideration); (ii) reserving a sufficient number of ADSs (or MDGS Shares in case of an Alternative Stock Consideration) to be issued upon exercise of the MDGS Warrant, and authorizing the issuance of such MDGS Warrant ADSs upon such exercise; and (iii) the approval of the execution, delivery and performance by the Purchaser of all agreements contemplated herein to which the Purchaser is party and any agreements, instruments or documents ancillary thereto, in the form attached hereto as Schedule 2.5(b)(ii);

(iii) an evidence of wire transfer of immediately available funds in the aggregate of the Cash Consideration and the Linkury Consideration;

(iv) a copy of book-entry confirmation issued by the Depositary registration ADSs equal to the ADSs Consideration in the name of the Company, or alternatively, at the sole discretion of Purchaser, restricted MDGS Shares in an amount equivalent to the MDGS Shares which would have otherwise compose the ADSs Consideration, which MDGS Shares may later be exchanged for the ADSs Consideration by the Purchaser once resale restrictions under applicable securities law are removed (the “Alternative Stock Consideration”); and

(v) the MDGS Warrant registered in the name of Company.

2.6 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Purchaser of the items set forth in Section 2.5(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of each of the Company and Linkury contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company and Linkury required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.5(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company or Linkury since the date hereof;

(v) Purchaser’s shareholders have approved an increase of the authorized share capital of Purchaser by at least 12,526,978 ordinary shares, par value NIS 1.00 per share of Purchaser;

(vi) Company’s shareholders have approved, in all respects, (A) the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, and (B) the appointment of two representatives of Purchaser as members of the board of directors of the Company out of a total of not more than seven (7) board members of the Company, including the two representatives of the Purchaser in accordance with the foregoing; and

(vii) from the date hereof to the Closing Date, trading in the Company Ordinary Shares shall not have been suspended by the Israeli Securities Authority or the Tel Aviv Stock Exchange Ltd.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedules, which Company Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Company Disclosure Schedules, the Company hereby makes the following representations and warranties to Purchaser as of the date hereof and as of the Closing:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). other than as specified under Schedule 3.1(a) in the Company’s Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Purchased Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, other than as specified under Schedule 3.1(d) in the Company’s Disclosure Schedule, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under the Israeli Securities Authority and with the Tel Aviv Stock Exchange Ltd.

(f) Issuance of the Securities; Registration. The Company Purchased Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company Warrant Shares, when issued in accordance with the terms of the Company Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital shares the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Company Warrants.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Ordinary Shares beneficially owned, and of record, by Affiliates of the Company as of the date hereof. Other than as detailed under Schedule 3.1(g) in the Company’s Disclosure Schedule, the Company has not issued any share capital since its most recently filed periodic report. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than as detailed under Schedule 3.1(g) in the Company’s Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or share capital of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or any similar plan or agreement. All of the outstanding share capital of the Company is duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all local, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the approval of the shareholders of the Company to be obtained prior to Closing, no further approval or authorization of the Board of Directors or others is required for the issuance and sale of the Purchased Shares and Company Warrant Shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) Period Reports; Financial Statements. Other than as detailed under Schedule 3.1(h) in the Company’s Disclosure Schedule, the Company has filed all reports, schedules, forms, statements and other documents required or permitted, including immediate reports, to be filed by the Company under the Securities Law, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Israeli Prospectus, being collectively referred to herein as the “ISA Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such ISA Reports prior to the expiration of any such extension. As of their respective dates, the ISA Reports complied in all material respects with the requirements of the Securities Law, and none of the ISA Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the ISA Reports comply in all material respects with applicable accounting requirements and regulations as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the ISA Reports, except as specifically disclosed in a subsequent ISA Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital and (v) other than as detailed under Schedule 3.1(i) in the Company’s Disclosure Schedule, the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans. Except for the issuance of the Purchased Shares and Company Warrant Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation. Other than as detailed under Schedule 3.1(j) in the Company’s Disclosure Schedule, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under local, federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the ISA involving the Company or any current or former director or officer of the Company. No stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Law was issued.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, other than by virtue of extension orders, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Israeli laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Other than as detailed under Schedule 3.1(l) in the Company’s Disclosure Schedule, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the ISA Reports (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. Other than as detailed under Schedule 3.1(n) in the Company’s Disclosure Schedule, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of Israeli taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(o) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the ISA Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the ISA Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe (and will not infringe) upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.    The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights.  The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Closing Consideration. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the ISA Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(r) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and there have been no changes in the internal control over financial reporting that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s) Certain Fees. Except as detailed in Schedule 3.1(s) in the Company’s Disclosure Schedule, there are no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Listing and Maintenance Requirements. The Ordinary Shares are listed with TASE, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, delisting of the Ordinary Shares nor has the Company received any notification that the ISA is contemplating such delisting. The Company has not, in the 12 months preceding the date hereof, received notice from TASE to the effect that the Company is not in compliance with the listing or maintenance requirements of TASE. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.

(v) Solvency. other than as detailed under Schedule 3.1(v) in the Company’s Disclosure Schedule, based on the consolidated financial condition of the Company as of the Closing Date, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(v) in the Company’s Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $70,000 (other than trade accounts payable incurred in the ordinary course of business), and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto). Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(w) Tax Status. Other than as detailed under Schedule 3.1(w) in the Company’s Disclosure Schedule, and except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all Israeli income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(x) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(y) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(z) Private Placement. No prospectus under the Securities Law is required for the offer and sale of the Purchased Shares and Company Warrant Shares by the Company to the Purchaser as contemplated hereby.

(aa) Purchase Entirely for Own Account. The ADSs (or MDGS Shares in the event of an Alternative Stock Consideration) and the MDGS Warrant will be acquired for investment for the Company’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Company has no present intention of selling, granting any participation in, or otherwise distributing the same. The Company does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to any of the ADSs and the MDGS Warrant. The Company has not been formed for the specific purpose of acquiring the ADSs and the MDGS Warrant.

(bb) Disclosure of Information. The Company has had an opportunity to discuss the Purchaser’s business, operations, properties, prospects, technology, plans, management, financial affairs and the terms and conditions of this Agreement with the Purchaser’s management and has had an opportunity to review the Purchaser’s facilities.

(cc) Investment Experience; Accredited Investor; Non-U.S. Person. The Company acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating and understanding the merits and risks of the investment in the Purchaser. The Company is either (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. To the extent that the Investor is a non U.S. Person, such Investor (x) is not acquiring securities for the account or benefit of any U.S. Person, (y) is not, at the time of execution of this Agreement, and will not be, at the time of the issuance of the ADSs and the MDGS Warrant, in the United States and (z) is not a “distributor” (as defined in Regulation S promulgated under the Securities Act).

(dd) Restricted Securities. ADSs (or MDGS Shares in the event of an Alternative Stock Consideration), the MDGS Warrant and the Warrant Shares will not be registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available (such as in accordance with Section 144 of the Securities Act). The Company is aware that the Purchaser is under no obligation to effect any such registration or to file for or comply with any exemption from registration. The sale and issuance of such securities have not and will not be registered under the Securities Act by reason of a specific exemption from registration which depends upon, among other things, the accuracy of the Company’s representations as expressed herein.

(ee) Linkury Purchased Shares. Other than as detailed under Schedule 3.1(ee) in the Company’s Disclosure Schedule, the Linkury Purchased Shares are validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the articles of association of Linkury (“Linkury Articles”).

3.2 Representations and Warranties of Linkury. Except as set forth in the Company Disclosure Schedules, which Linkury Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Linkury Disclosure Schedules, Linkury hereby makes the following representations and warranties to Purchaser as of the date hereof and as of the Closing:

(b) Organization, Corporate Power and Qualification. Linkury was incorporated on January 18, 2009. Linkury is a corporation duly organized and validly existing under the laws of the State of Israel and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted and as proposed to be conducted. Linkury has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions and perform its obligations contemplated hereby and thereby. Linkury is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Linkury has not taken any action or failed to take any action, which action or failure would preclude or prevent Linkury from conducting its business after the Closing in the manner heretofore conducted or proposed to be conducted. Linkury has all governmental franchises, permits, licenses, and any similar authority necessary or required under any law, regulation, rule or ordinance including any applicable export control laws), for the conduct of its business as now being conducted and as planned to be conducted, and to the extent applicable, Linkury is not in default under any of the same.

(c) Capitalization. (a) The registered and issued capital of Linkury consists of: (i) 500,000,000 Linkury Shares, no par value (the “Linkury Shares”), of which: (i) 7,812,890 shares are issued and outstanding immediately prior to the Closing (ii) no shares are reserved for future issuance under any current or previous grants made under any option plan, and (iii) no shares are reserved under any share option pool of any kind. All of the outstanding Linkury Shares have been duly authorized, are fully paid and nonassessable and were issued (if and when issued) in compliance with all applicable laws; (b) Schedule 3.2(c) of the Linkury Disclosure Schedule sets forth the capitalization of Linkury immediately following the Closing including the number of shares of the following: (i) issued and outstanding Linkury Shares, (ii) warrants or shares purchase rights, if any. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from Linkury any Linkury Shares, or any securities convertible into or exchangeable for Linkury Shares; and (iii) Linkury has not committed, whether orally or in writing, nor granted any option or warrant to purchase shares capital of Linkury to any Person and Linkury has no obligation (contingent or otherwise) to purchase or redeem any of its share capital.

(d) Authorization. All corporate action required to be taken by Linkury, Linkury’s board of directors and its shareholders, in order to authorize Linkury to enter into execute and deliver the Transaction Documents, perform its obligations thereunder, has been taken or will be taken prior to the Closing. The Agreement and the Transaction Documents, when executed and delivered by Linkury, shall constitute valid and legally binding obligations of Linkury, enforceable against Linkury in accordance with their respective terms.

(e) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Linkury in connection with the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

(f) Litigation. Other than as detailed under Schedule 3.2(f) of the Linkury Disclosure Schedule, there is no Action pending or to Linkury’s knowledge, currently threatened against Linkury or any officer, director or employee of Linkury. Neither Linkury nor, to Linkury’s knowledge, any of its officers, directors or employees, in their capacity as such, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect Linkury). There is no action, suit, proceeding or investigation by Linkury pending or which Linkury intends to initiate. Linkury has not received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any property owned, operated, leased, or used by Linkury or any facilities or operations thereon. There are no existing or, to the knowledge of Linkury, threatened product liability, warranty, or other similar claims, or any facts upon which a claim of such nature could be based, against Linkury for services or products which are defective or fail to meet any service or product warranties. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the prior employment of any of Linkury’s employees, their services provided in connection with Linkury’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(g) Intellectual Property.

(i) Linkury owns or possesses a valid and enforceable license to all Linkury Intellectual Property without to Linkury’s knowledge, any conflict with, or infringement of, the rights of others. Linkury Intellectual Property is sufficient to conduct its business as currently conducted and as currently proposed to be conducted. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to Linkury Intellectual Property, nor is Linkury bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Linkury has not received any communications alleging that Linkury has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. Linkury has obtained and possesses valid licenses to use all of the software programs installed or present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with Linkury’s business.

(ii) Schedule 3.2(g) of Linkury Disclosure Schedule lists all Linkury's patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, registered copyrights and domain names owned by Linkury.

(iii) Each former and current founder, employee and consultant has assigned to Linkury all intellectual property rights he owns that are related to Linkury’s business as now conducted and as presently proposed to be conducted. All Persons (including without limitation, the founders) who have contributed to the creation, invention, modification or improvement of any Linkury Intellectual Property purportedly owned by Linkury, in whole or in part, have executed written agreements ensuring that all such Linkury Intellectual Property to be owned exclusively by Linkury (whether by assignment or otherwise, as applicable), and there are no claims or interests of third parties (including current and former employees or contractors or their current or former employers) alleging ownership interests in same. The transactions contemplated hereby shall not grant to or allow any Person any ownership interest in, or the right to use, any Intellectual Property owned, in whole or in part, by Linkury. All amounts payable by Linkury to all such persons have been paid in full, and all current and former employees of Linkury have irrevocably waived the right to receive compensation in connection with “Service Inventions” under Section 134 of the Israeli Patent Law 1967 or any other similar provision under any law of any applicable jurisdiction. All such Persons have explicitly waived any and all moral rights, as applicable, with respect to Linkury Intellectual Property.

(iv) Linkury has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement (“Open Source Software”). Linkury has not used Open Source Software in any manner that would or could (i) require the disclosure or distribution in source code form of any Linkury Intellectual Property, (ii) require the licensing of any Linkury Intellectual Property for the purpose of making derivative works, (iii) impose any restriction on the consideration to be charged for the distribution of any Linkury Intellectual Property, (iv) create, or purport to create, obligations for Linkury with respect to Linkury Intellectual Property or grant, or purport to grant, to any third party, any rights or immunities under Linkury Intellectual Property, or (v) impose any other material limitation, restriction, or condition on the right of Linkury to use or distribute any Linkury Intellectual Property. With respect to any Open Source Software that is or has been used by Linkury in any way, Linkury has been and is in compliance with all applicable licenses with respect thereto, complete copies of which have been provided to the Purchaser.

(v) No Israeli government funding, no facilities of an Israeli university, government-owned institution, college, other educational institution or research center, and no funding from any Israeli third parties was used in the development of any of the Linkury Intellectual Property owned, in whole or in part, by Linkury; and, no Person who was involved in, or who contributed to, the creation or development of any of the Linkury Intellectual Property owned, in whole or in part, by Linkury, has performed services for or was an employee of any Israeli governmental authority, government-owned institution, university, college, other educational institution or research center while such Person was also performing services for Linkury or during the time period in which such Person, created or developed any Linkury Intellectual Property owned, in whole or in part, by Linkury.

(vi) Linkury has taken all measures to protect the proprietary nature of Linkury Intellectual Property and to maintain in confidence all trade secrets included in Linkury Intellectual Property, which measures are reasonable and customary in the industry in which Linkury operates. All vendors and other third parties to whom trade secrets have been or may be disclosed have entered or will have entered prior to the Closing into a valid and binding confidentiality agreement with Linkury. Neither Linkury nor, to Linkury's knowledge, any other party to any of the foregoing agreements has breached or is currently breaching any such agreement. There has been no unauthorized disclosure of any trade secret included in Linkury Intellectual Property (along with all related notes) and to cause the same to be readily understood, identified and available in order to ensure Linkury’s ability to account for, enforce rights under, make use of, understand and memorialize Linkury Intellectual Property. Linkury has implemented all reasonable measures to ensure the physical and electronic protection of their information assets from unauthorized disclosure, use or modification, which measures are reasonable and customary in the industry in which Linkury operates. To Linkury’s knowledge, there has been no breach of security involving any information assets.

(vii) Linkury has taken any required measures to protect the privacy of any Personal Information (as defined below) collected by Linkury and to maintain in confidence such Personal Information, which measures are reasonable and customary in the industry in which Linkury operates, and in compliance with applicable law (the “Privacy Policies”). Linkury is in compliance in all material respects with such Privacy Policies, with any contractual obligations relating to privacy, data protection, and the collection and use of the Personal Information, and with all applicable United States federal and state, Israeli law, other applicable foreign, and multinational laws relating to privacy, data protection, and to Personal Information, including without limitation, the unlawful collection and/or disclosure of personally identifiable information related to minors under the age of 13, any applicable provision of the Children's Online Privacy Protection Act (COPPA), and the General Data Protection Regulation (GDPR) (EU) 2016/679. No claims have been asserted or, to the knowledge of Linkury, are threatened against Linkury by any Person alleging a violation of any Person’s privacy, personal or confidentiality rights under the Privacy Policies. Neither this Agreement nor the transactions contemplated by this Agreement will violate the Privacy Policies as they currently exist or as they existed at any time during which any of Personal Information was collected or obtained. With respect to all Personal Information collected by Linkury, Linkury has at all times taken all steps reasonably necessary (including implementing and monitoring compliance with reasonable measures with respect to technical and physical security) to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse. To the knowledge of Linkury, there has been no unauthorized access to or other misuse of that information. To the knowledge of Linkury, there has been no unauthorized disclosure of electronic communications or customer records to any third party, including any governmental authority.

(viii) “Personal Information” means information from or about an individual person whose use, aggregation, holding or management is restricted under any applicable law, including, but not limited to, an individual person's: (a) personally identifiable information (e.g., name, address, telephone number, email address, financial account number, government-issued identifier, and any other data used or intended to be used to identify, contact or precisely locate a person); (b) internet protocol address or other persistent identifier; and (c) “information” as defined by the Israeli Privacy Protection Law and whether or not such “information” constitutes “sensitive information” as defined thereunder.

(h) (i) Linkury does not use or develop, or engage in, encryption technology, or other technology the development, commercialization or export of which is restricted under applicable Israeli Law, (ii) Linkury's business does not require Linkury to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Commodities and Services Declaration (Engagement in Encryption), 1974, as amended, or the Control of Commodities and Services Order (Export of Warfare Equipment and Defense Information) 1991, as amended, and (iii) Linkury holds and maintains in effect valid such licenses for the commercialization and export of Linkury’s technology to all countries with regard to which Linkury currently does business if and as required.

(i) Agreements; Actions.

(i) Schedule 3.2(i)(1),(2) and (5) of Linkury Disclosure Schedule sets forth all agreements, understandings, instruments, contracts or proposed transactions to which Linkury is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, Linkury, in excess of $140,000 (excluding insertion orders), (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from Linkury, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit Linkury’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, (iv) indemnification by Linkury with respect to infringements of proprietary rights or (v) any other material agreement (“Contracts”). True and correct copies of all Contracts listed in have been made available to the Purchaser. Each of such Contracts are in full force and effect and constitute legal, valid and binding obligation of Linkury and neither Linkury nor any other party thereto is in breach thereto, and enforceable in accordance with their terms. Linkury and each other party thereto, has performed in all material respects all obligations required to be performed by it under such Contracts, and no material violation exists in respect thereof on the part of Linkury, or of any other party thereto; none of such Contracts is currently being renegotiated (except for the regular renewal of any such Contracts on terms substantially similar to their existing terms); and the validity, effectiveness and continuation of all such Contracts will not be materially adversely affected by the transactions contemplated by this Agreement.

(ii) Other than as detailed under Schedule 3.2(i)(3)and(4), Linkury has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its share capital, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually, (iii) made any loans or advances to any Person, other than advances in the ordinary course of business for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business

(iii) Linkury is not a guarantor or indemnitor of any indebtedness of any other Person.

(j) Rights of Registration and Voting Rights. Linkury is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. No shareholder of Linkury has entered into any agreements with respect to the voting of share capital of Linkury.

(k) Absence of Liens. Other than as detailed under Schedule 3.2(k), the property and assets that Linkury owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Linkury’s ownership or use of such property or assets. With respect to the property and assets it leases, Linkury is in compliance with such leases and, to Linkury’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

(l) Material Liabilities. Linkury’s audited financial statements for the 12-month period ended December 31, 2018 and 2017 (the “Financial Statements”) are attached hereto as Schedules 3.2(m)(1). (A) The Financial Statements: (i) have been prepared in accordance with IFRS, applied on a consistent basis; (ii) are in accordance with the books and records of Linkury; and (iii) adequately disclose all of Linkury's obligations and liabilities in accordance with IFRS, including without limitation, contingent obligations, such as guarantees, (B) The Financial Statements fairly present in all material respects the financial condition of Linkury as of the dates, indicated therein, and Linkury has no liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2018 in excess of US$70,000 individually or US$140,000 in the aggregate. Linkury has and will maintain a standard system of accounting established and administered in accordance with IFRS. Linkury hereby represents that other than as detailed under Schedule 3.2(l)(2), it has no outstanding loans and has not obtained any grant or loan or other support or benefits (including, without limitation, tax benefits) from any third party. Without derogating from the generality of the foregoing, except as set forth in the Financial Statements, other than as detailed under Schedule 3.2(l)(3),(4) and(5),: (i) Linkury is not a guarantor of any debt or obligation of another, nor has Linkury given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any Person, other than in the ordinary course of business, and no Person has given any guarantee of, indemnity for, or security for, any obligation of Linkury; (ii) Linkury does not have any debt for borrowed funds or pursuant to credit arrangements, other than in the ordinary course of business; and (iii) Linkury has not undertaken to make and is not a party to any agreement providing for, any carve-out mechanism, bonus arrangement or any other obligation by Linkury to make any payments to existing shareholders, service providers, employees or other third parties, in connection with a Major Liquidity Events or an IPO (as such terms are defined in Linkury Articles).

(m) Changes. Since December 31, 2018, except as set forth in Schedule 3.2(m) of Linkury Disclosure Schedule, there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of Linkury, except changes that have not caused, in the aggregate, a Material Adverse Effect, including any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of Linkury;

(ii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii) any waiver or compromise by Linkury of a valuable right or of a material debt owed to it;

(iv) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by Linkury;

(v) any change or amendment to a material contract or agreement by which Linkury or any of its assets or properties is bound or subject;

(vi) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(vii) any resignation or termination of employment of any officer or Key Employee of Linkury;

(viii) any mortgage, pledge, transfer of a security interest in, or lien, created by Linkury, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair Linkury’s ownership or use of such property or assets;

(ix) any loans or guarantees made by Linkury to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x) any declaration, setting aside or payment or other distribution in respect of any of Linkury’s share capital, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by Linkury;

(xi) any sale, assignment or transfer of any Linkury Intellectual Property;

(xii) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of Linkury;

(xiii) a Related Party Transaction (as defined in the Companies Law – 1999);

(xiv) any other event or condition of any character, that could reasonably be expected to result in a Material Adverse Effect; or

(xv) any arrangement or commitment by Linkury to do any of the things described in this Schedule 3.2(m).

(n) Employee Matters.

(i) Schedule 3.2(n) of Linkury Disclosure Schedule lists all employees and other service providers of Linkury.

(ii) Linkury is in compliance in all material respects with all applicable legal requirements with respect to its employees, including provisions relating to wages, hours, equal opportunity, collective bargaining and all employee benefit laws and there are no pending or threatened claims against Linkury with respect to the foregoing. Linkury has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof, except as detailed under Schedule 3.2(n)(1) attached to Linkury’s Disclosure Schedule.

(iii) Linkury has complied in all material respects with all applicable employment laws, policies, procedures and agreements relating to (i) the terms and conditions of employment of its employees and (ii) the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws respecting such withholding, including, when applicable, payments to the Israeli National Insurance Institute. To the knowledge of Linkury, no employee of Linkury is in violation of any material term of any employment contract, assignment agreement, non-competition agreement, or any other contract or agreement with Linkury or any restrictive covenant relating to his employment with Linkury or the right of any such employee to be employed by Linkury, including, without limitation, restrictive covenant with relation to the nature of the business currently conducted by Linkury or to the use of trade secrets or proprietary information of others.

(iv) Linkury is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union except for those provisions of general agreements between the Histadrut and any employers’ union or organization which are applicable by extension order to all the employees in Israel.

(v) Except as detailed under Schedule 3.2(n)(2) attached to Linkury’s Disclosure Schedule, Linkury’s obligations to provide statutory severance pay to its employees (as if such employee were to be terminated as of the Closing) pursuant to the Severance Pay Law, 5723-1963 (the “Severance Pay Law”) are fully funded (in accordance with the provisions of Section 14 of the Severance Pay Law). All amounts that Linkury is legally or contractually required either (x) to deduct from its employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from its employees’ salaries and benefits and to pay to any governmental authority as required by the Israeli Income Tax Ordinance [New Version], 1961, as amended and by the Israeli National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid, and Linkury does not have any overdue obligation to make any such deduction, transfer, withholding or payment.

(vi) Except as detailed under Schedule 3.2(n)(3) attached to Linkury’s Disclosure Schedule, Linkury does not have any employment contract with any officer or employee or any other consultant or Person who is not terminable by it at will, upon more than thirty (30) days prior notice.

(o) Taxes.

(i) Other than as detailed under Schedule 3.2(o) attached to Linkury’s Disclosure Schedule, Linkury has not made any tax elections under applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization). Linkury is not currently liable for any tax (whether income tax, capital gains tax, or otherwise) that became due and was not duly paid. As of the Closing, Linkury was not required to file any tax returns. To Linkury's knowledge, Linkury is currently not liable for any tax (whether income tax, capital gains tax, or otherwise), other than in the ordinary course of business. Linkury is not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant taxation authority in relation to its liability or accountability for taxation, any claim made by it, any relief, deduction, or allowance affordable to it, or in relation to the status or charter of Linkury under or for the purpose of any provision of any legislation relating to taxation. Linkury has complied with all applicable laws, rules and regulations relating to the payment and withholding taxes. Linkury has no knowledge of any audits or investigations by any taxing authority in progress with respect to Linkury, and Linkury has not received any notice from any taxing authority that it intends to conduct such an audit or investigation. Linkury has no indication of such audit or investigation.

(p) Government Funding. Linkury has not received any grant or other support or benefits (including, without limitation, tax benefits) from any foreign government entity.

(q) Corporate Documents. The Articles in effect immediately prior to the adoption of Linkury Articles are in the form provided to the Purchaser. The copy of the minute books of Linkury provided to the Purchaser contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of Linkury’s purchase by the Company (July 18, 2017) and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

(r) Export Compliance.

(i) Neither Linkury nor any member of Linkury has exported, re-exported or transferred any commodities or software (collectively “Products”) or any technology, or furnished any services, to any other person, firm, corporation or other entity: (i) without first obtaining any required export license from the U.S. Department of Commerce or any other agency or department of the United States Government; or (ii) otherwise in any manner contrary to the United States Export Administration Regulations, 15 C.F.R. Parts 730-774, in the case of both (i) and (ii) only to the extent that such matters apply to Linkury or the relevant member of Linkury. Without limiting the generality of the foregoing, neither Linkury nor any member of Linkury has exported, re-exported or transferred any Products or technology, or furnished any services, to any person, firm, corporation or other entity that is engaged, directly or indirectly, in any activities related to the design, development, production, stockpiling or testing of any weapons of mass destruction (nuclear, chemical or biological weapons or missiles).

(ii) Neither Linkury nor member of Linkury has exported, re-exported or transferred any Products or technology, or furnished any services, to any country for which (i) the United States Government, or (ii) the government of any other country, (in the case of both (i) and (ii) to the extent applicable to Linkury or relevant member of Linkury) required an export license or any other government authorization, without first obtaining that export license or government authorization.

(iii) Neither Linkury nor any member of Linkury has exported, re-exported or transferred any Products or technology to, furnished any service to, or have had any other dealings, directly or indirectly with: (i) Iran, Sudan, Cuba, North Korea or Syria; (ii) any entity that is owned or controlled by, or affiliated with, the government of Iran, Sudan, Cuba, North Korea or Syria; (iii) any person or entity listed on any list of prohibited and restricted parties, including any terrorist organization, published by the European Union or the United Nations; (iv) any person or entity listed on any list of prohibited and restricted parties, including any terrorist organization, published by the United States Government where applicable to Linkury or the relevant member of Linkury (and where not so applicable any person or entity which Linkury or any member of Linkury knew at the relevant time was listed on any list of prohibited and restricted parties, including any terrorist organization, published by the United States Government).

3.3 Except as set forth in the Purchaser Disclosure Schedules, which Purchaser Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Purchaser Disclosure Schedules, the Purchaser hereby makes the following representations and warranties to Company as of the date hereof and as of the Closing:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Purchaser are set forth on Schedule 3.3(a). The Purchase owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Purchaser and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing (if applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Purchaser nor any of its Subsidiaries is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Purchaser and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Purchaser and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Purchaser’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser and no further action is required by the Purchaser, Purchaser’s board of directors or the Purchaser’s shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party, the issuance of the ADSs Consideration (or the Alternative Stock Consideration) and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Purchaser’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Purchaser or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Purchaser or Subsidiary debt or otherwise) or other understanding to which the Purchaser or any Subsidiary is a party or by which any property or asset of the Purchaser or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as set forth in Section 3.3(e) of the Disclosure Schedule, the Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents, other than such filings as are required to be made under applicable state securities laws.

(f) Issuance of the Securities; Registration. The Purchaser ADSs (or MDGS Shares in the event of an Alternative Stock Consideration) are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The MDGS Warrant shares, when issued in accordance with the terms of the MDGS Warrant, will be validly issued, fully paid and nonassessable, free and clear of all Liens.

(g) Capitalization. The capitalization of the Purchaser is as set forth on Schedule 3.3(g), which Schedule 3.3(g) shall also include the number of ordinary shares and ADSs beneficially owned, and of record, by Affiliates of the Purchaser as of the date hereof. The Purchaser has not issued any share capital since its most recently filed periodic report, other than grants to employees under the Purchaser’s 2013 Share Option and Incentive Plan. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Purchaser or any Subsidiary is or may become bound to issue additional ordinary shares or share capital of any Subsidiary. The issuance and sale of the securities will not obligate the Purchaser or any Subsidiary to issue ordinary shares or other securities to any Person (other than the Company) and will not result in a right of any holder of Purchaser securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Purchaser or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Purchaser or any Subsidiary is or may become bound to redeem a security of the Purchaser or such Subsidiary. The Purchaser does not have any share appreciation rights or “phantom share” plans or any similar plan or agreement. All of the outstanding share capital of the Purchaser is duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all local, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the approval of the shareholders of the Purchasers to be obtained prior to Closing, and the approval of the Board of Directors of Purchaser which has been obtained, no further approval or authorization is required for the issuance and sale of the ADSs and MDGS Warrant shares. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Purchaser’s share capital to which the Purchaser is a party or, to the knowledge of the Purchaser, between or among any of the Purchaser’s shareholders.

(h) Period Reports; Financial Statements. The Purchaser has filed all reports, schedules, forms, statements and other documents required or permitted, including current reports on Form 6-K, to be filed by the Purchaser under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Purchaser was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Purchaser has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the purchaser included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Purchaser and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as set forth under Schedule 3.3(i) since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Purchaser has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Purchaser’s financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Purchaser has not altered its method of accounting, (iv) the Purchaser has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital and (v) the Purchaser has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Purchaser share option plans. The Purchaser does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Purchaser or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Purchaser under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the ADSs or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Purchaser nor any Subsidiary, nor, to the Purchaser’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under local, federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Purchaser, there is not pending or contemplated, any investigation by the Commission involving the Purchaser or any current or former director or officer of the purchaser. No stop order or other order suspending the effectiveness of any registration statement filed by the Purchaser or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Purchaser, is imminent with respect to any of the employees of the Purchaser, which could reasonably be expected to result in a Material Adverse Effect. None of the Purchaser’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Purchaser or such Subsidiary, and neither the Purchaser nor any of its Subsidiaries is a party to a collective bargaining agreement, other than by virtue of extension orders, and the Purchaser and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Purchaser, no executive officer of the Purchaser or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the knowledge of the Purchaser, the continued employment of each such executive officer does not subject the Purchaser or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Purchaser and its Subsidiaries are in compliance with all Israeli, U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Purchaser nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Purchaser or any Subsidiary under), nor has the Purchaser or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Purchaser and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and neither the Purchaser nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any of the foregoing permits.

(n) Title to Assets. The Purchaser and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Purchaser and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Purchaser and the Subsidiaries and (ii) Liens for the payment of Israeli, federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Purchaser and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Purchaser and the Subsidiaries are in compliance in all material respects.

(o) Intellectual Property. The Purchaser and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Purchaser Intellectual Property Rights”). Except as detailed under Schedule 3.3(o) of the Disclosure Schedule none of, and neither the Purchaser nor any Subsidiary has received a notice (written or otherwise) that any of, the material Purchaser Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Purchaser nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Purchaser Intellectual Property Rights violate or infringe (and will not infringe) upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect.  To the knowledge of the Purchaser, all such Purchaser Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Purchaser and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Purchaser has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Purchaser Intellectual Property Rights.  The Purchaser has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Purchaser Intellectual Property Rights that are necessary to conduct its business.

(p) Insurance. The Purchaser and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Purchaser and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Closing Consideration. Neither the Purchaser nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Purchaser or any Subsidiary and, to the knowledge of the Purchaser, none of the employees of the Purchaser or any Subsidiary is presently a party to any transaction with the Purchaser or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Purchaser, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Purchaser and (iii) other employee benefits, including share option agreements under any share option plan of the Purchaser.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Purchaser and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and as of the Closing and are applicable to the Purchaser, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Closing. Except as set forth in the SEC Reports, the Purchaser and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Purchaser and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Purchaser and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Purchaser in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Purchaser ’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Purchaser and the Subsidiaries as of the end of the period covered by the most recently filed Annual Report on Form 20-F under the Exchange Act (such date, the “Evaluation Date”). The Purchaser presented in its most recently filed Annual Report on Form 20-F under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Purchaser and its Subsidiaries.

(s) Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Purchaser has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Purchaser received any notification that the Commission is contemplating terminating such registration. The Purchaser has not, in the 12 months preceding the date hereof, received notice from Nasdaq to the effect that the Purchaser is not in compliance with the listing or maintenance requirements of Nasdaq. The Purchaser is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance of its registration.

(t) Solvency. Based on the consolidated financial condition of the Purchaser as of the Closing Date, (i) the fair saleable value of the Purchaser’s assets exceeds the amount that will be required to be paid on or in respect of the Purchaser’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Purchaser’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Purchaser, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Purchaser, together with the proceeds the Purchaser would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Purchaser does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Purchaser has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. For the purposes of this Section 3.3(t), “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Purchaser ’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $150,000 due under leases required to be capitalized in accordance with GAAP. Neither the Purchaser nor any Subsidiary is in default with respect to any Indebtedness.

(u) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Purchaser and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed in SEC Reports, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Purchaser or of any Subsidiary know of no basis for any such claim.

(v) Foreign Corrupt Practices. Neither the Purchaser nor any Subsidiary, nor to the knowledge of the Purchaser or any Subsidiary, any agent or other person acting on behalf of the Purchaser or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Purchaser or any Subsidiary (or made by any person acting on its behalf of which the Purchaser is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(w) Money Laundering. The operations of the Purchaser and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Purchaser or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser or any Subsidiary, threatened.

(x) Private Placement. No registration under the Securities Act is required for the offer and sale of the ADSs (or MDGS Shares in the event of an Alternative Stock Consideration) and MDGS Warrant shares by the Purchaser to the Company as contemplated hereby.

(y) Purchase Entirely for Own Account. The Ordinary Shares and the Company Warrant will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement to sell, transfer or grant participation rights to any person with respect to any of the Ordinary Shares and the Company Warrant Shares. The Purchaser has not been formed for the specific purpose of acquiring the Ordinary Shares and the Company Warrant Shares.

(z) Certain Fees. Except as set forth under Schedule 3.3(z), no brokerage or finder’s fees or commissions are or will be payable by the Purchaser or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Company, Linkury and their Subsidiaries shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(aa) All of the disclosure furnished by or on behalf of the Purchaser to the Company regarding the Purchaser and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Purchaser during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Legends.

(a) The ADSs and Warrant ADSs (or MDGS Shares in case an Alternative Stock Consideration is issued) may only be disposed of in compliance with state and federal securities laws.

(b) The Company agree to the imprinting, so long as is required by applicable law, of a legend on any of the ADSs (or MDGS Shares in the event of an Alternative Stock Consideration) or Warrant ADSs in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

4.2 Indemnification.

(a) Subject to the provisions of this Section 4.2(a), and up to an aggregate amount equals to the Closing Consideration, the Company (and for the purpose of this 4.2(a) any reference to the Company shall also include Linkury, jointly and severally) will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any violations by Purchaser of state or federal securities laws or any conduct by Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case, if the Purchaser Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.4(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. The indemnification provision described above shall be limited for a period of 12 months from the Closing Date.

(b) Subject to the provisions of this Section 4.2(b), and up to an aggregate amount of ADSs Consideration, the Purchaser will indemnify and hold Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of the Securities Law), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents or (b) any action instituted against the Company Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Purchaser who is not an Affiliate of Company, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of Company’s representations, warranties or covenants under the Transaction Documents or any violations by Company of Israeli securities laws or any conduct by Company Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Company Party in respect of which indemnity may be sought pursuant to this Agreement, such Company Party shall promptly notify the Purchaser in writing, and the Purchaser shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Company Party. Company Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Company Party except to the extent that (i) the employment thereof has been specifically authorized by the Purchaser in writing, (ii) the Purchaser has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Purchaser and the position of such Company Party, in which case, if the Company Party notifies the Purchaser in writing that it elects to employ separate counsel at the expense of the Purchaser, the Purchaser shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Purchaser will not be liable to any Company Party under this Agreement (y) for any settlement by a Company Party effected without the Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Company Party’s breach of any of the representations, warranties, covenants or agreements made by the Company or Linkury in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.4(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Company Party against the Purchaser or others and any liabilities the Company may be subject to pursuant to law. The indemnification provision described above shall be limited for a period of 12 months from the Closing Date.

4.3 Reservation of Shares.

(a) As of the date hereof, each of the Company and Linkury has reserved and the Company and Linkury shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares and Linkury Shares for the purpose of enabling the Company to issue additional Ordinary Shares and sell additional Linkury Shares as required pursuant to this Agreement (in case of any price adjustment made in accordance with this Agreement and/or the conversation of the Linkury Shares into Ordinary Shares) or Company Warrant Shares pursuant to any exercise of the Company Warrant.

(b) As of the Closing, subject to the approval of the Purchaser's shareholders, Purchaser shall have reserved and shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of ADSs (or MDGS Shares) for the purpose of enabling the Purchaser to issue additional ADSs as required pursuant to this Agreement (in case of any price adjustment made in accordance with this Agreement) or Warrant ADSs pursuant to any exercise of the MDGS Warrant.

4.4 Listing of Securities. The Company hereby agrees to use best efforts to maintain the listing of the Ordinary Shares on TASE, and further agrees that following the Closing it will use best efforts, to list its Ordinary Shares for trading on Nasdaq (or other U.S exchange which is included in the definition of Trading Market herein) as soon as possible and file a registration statement on Form F-1 with the Commission to register for re-sale any Company’s securities issued or issuable to the Purchaser under this Agreement.

4.5 Information Rights. Prior to the Closing, the parties hereto shall enter into an information rights arrangement, to facilitate their respective ongoing post-Closing financial reporting obligations. Further, the parties hereto agree that the Company will fund an amount of up to USD 50,000 due to expenses required in order to assist the Purchaser meet financial reporting obligations. Any amount in excess of the abovementioned USD 50,000 shall be reimbursed to the Company by the Purchaser.

4.6 As of the date of this Agreement and until immediately following the Closing Date (or earlier termination of the Agreement), each of the Company and Linkury undertakes not to declare or pay any dividends, or authorize or make any distribution upon or with respect to any class or series of its share capital, (ii) incur any indebtedness for money borrowed or incur any other liabilities individually, (iii) make any loans or advances to any Person, other than advances in the ordinary course of business for travel expenses, or (iv) sale, exchange or otherwise dispose of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

ARTICLE V.
MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before September 30, 2019; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, Linkury and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Either Party may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Israel, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the courts sitting in the City of Tel Aviv.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Fridays, Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices, ADSs, MDGS Shares, Ordinary Shares and Linkury Shares in any Transaction Document shall be subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the ADSs, MDGS Shares, Ordinary Shares and Linkury Shares that occur after the date of this Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MEDIGUS LTD.		Address for Notice:

By:	/s/ Liron Carmel	E-mail:
Name: Liron Carmel
Title: CEO
With a copy to (which shall not constitute notice):

ALGOMIZER LTD.		Address for Notice:

By:	/s/ Noam Band /s/ Amihay Hadad	E-mail:
Name: Noam Band, Amihay Hadad
Title: CEO, CFO
With a copy to (which shall not constitute notice):

LINKURY LTD.		Address for Notice:

By:	/s/ Noam Band /s/ Amihay Hadad	E-mail:
Name: Noam Band, Amihay Hadad
Title: Chairman, CFO
With a copy to (which shall not constitute notice):

Exhibit A

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS OF ANY JURISDICTION INCLUDING THE ISRAELI SECURITIES LAW, 5728-1968 (THE “SECURITIES LAW”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF.

Dated September 3, 2019

WARRANT TO PURCHASE SHARES

OF

ALGOMIZER LTD.

This certifies that Medigus Ltd. or its permitted assigns (the "Holder") is entitled, subject to the terms set forth below, to purchase from Algomizer Ltd., an Israeli company (the "Company"), the number of Warrant Shares (as defined below) specified herein, upon: (a) surrender of this Warrant; (b) delivery of the Notice of Exercise, substantially in the form annexed hereto, duly completed and executed on behalf of the Holder; and (c) simultaneous payment therefore of the Exercise Price as set forth in Section 2 below. The number and Exercise Price of Warrant Shares are subject to adjustment as provided below.

This Warrant is granted to the Holder in connection with and pursuant to that certain Share Purchase Agreement between the Company and the Holder, dated as of June __, 2019 (the "SPA"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain SPA.

1.	Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time during the term commencing on the Closing of the SPA (as defined in the SPA to which this Warrant is attached) and ending at the earliest of (i) 16:00 Israel time on the 3rd annual anniversary of the date hereof; (ii) the occurrence of an Exit Event (as defined below) (the "Term"), and shall be null and void thereafter.

2.	Warrant Coverage. This Warrant consists of 2,898,183 warrants exercisable into 2,898,183 ordinary shares of the Company in exchange for the payment, during the Term, of the Exercise Price.

3.	Type of Shares. The shares issuable to the Holder upon exercise of this Warrant (or any part thereof) (the "Warrant Shares") shall be ordinary shares, no par value, of the Company (subject to adjustments pursuant to Section 12) (the "Conversion Shares").

4.	Exercise Price. The exercise price per each Warrant Share shall be 5.25 NIS (Five NIS and Twenty Five Agurot) (subject to adjustments pursuant to Section 12) (the "Exercise Price").

5.	Exercise of Warrant

5.1.	Manner of Exercise.

This Warrant is exercisable by the Holder, in whole or in part, on one or more occasions, at any time and from time to time, during the Term, by the surrender of this Warrant and the applicable Notice of Exercise annexed hereto, duly completed and executed on behalf of the Holder, at the principal office of the Company. The Holder shall deliver to the Company, concurrently with the surrender of this Warrant, a wire transfer in immediately available funds for the aggregate Exercise Price for the Warrant Shares being purchased. Payment of the Exercise Price shall be made in NIS or, if approved by the Company in advance, in USD$, based on the representative $/NIS exchange rate last published by the Bank of Israel prior to payment thereof.

5.2.	As promptly as practicable and in any event within 8 (eight) days thereafter, the Company at its expense shall issue a notice to the Registration Company (or transfer agent) of the principle Trading Market where the Company's shares are registered or listed, ordering to credit the Holder’s account with such Warrant Shares in accordance with the Notice of Execise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised.

6.	No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make cash payment therefore upon the basis of the Exercise Price.

7.	Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

8.	Rights of Shareholders. Subject to Section 10 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose until this Warrant or any portion hereof shall have been exercised and the Warrant Shares shall have been issued, as provided herein. Nothing in the foregoing to the contrary, upon exercise of this Warrant, or any portion thereof, the Holder shall be entitled to all rights of a holder of the Warrant Shares under the articles of association of the Company, as amended (“AOA”), and in addition all rights on the same terms and conditions afforded, by contract or otherwise, to the holders of such shares, in their capacity as such, in connection with the applicable financing round in which such shares were purchased, as applicable all with respect to the Warrant Shares actually exercised by the Holder.

9.	Reservation of Shares. The Company covenants that during the Term this Warrant is exercisable, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant and the Ordinary Shares issuable upon conversion of the Warrant Shares (the "Warrant Conversion Shares"). The Company further covenants that all Warrant Shares and Warrant Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free from all taxes, liens, and charges in respect of the issue thereof. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to register the Holder as the owner of Warrant Shares and Warrant Conversion Shares, and to execute and issue the necessary certificates for Warrant Shares and Warrant Conversion Shares, upon the exercise of this Warrant and the conversion of the Warrant Shares, respectively.

10.	Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. No waivers of, or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.	Taxes

Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder.

The Holder is aware and agree that any tax consequences arising from the grant or exercise of any Warrant from the payment for Warrant Shares covered thereby or from any other event or act (of the Company and/or its Affiliates or the Holder), hereunder, shall be borne solely by the Holder. The Company and/or its Affiliates shall withhold Israeli taxes according to the requirements under the applicable Israeli laws, rules, and regulations, including withholding taxes at source. Furthermore, the Holder hereby accept to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to you.

The Holder will not be entitled to receive from the Company any Warrant Shares allocated or issued upon the exercise of the Warrant prior to the full payments of your Israeli tax liabilities arising from the Warrants which were granted to the Holder and/or the Warrant Shares issued upon the exercise of the Warrants. For the avoidance of doubt, the Company shall not be required to release any share to the Holder until all payments required to be made by the Holder have been fully satisfied.

12.	Adjustments. The Exercise Price and the number and kind of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

12.1.	Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reorganization or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities (other than an IPO, upon the closing of which the Term hereof shall end as provided in Section 1 above), this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reorganization or reclassification or other change and the Exercise Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that this Warrant shall be exercisable into, in lieu of the number of Warrant Shares which the Holder would otherwise have been entitled to receive, a number of shares that would have been subject to receipt by the Holder had the Holder exercised the Warrant immediately before that change.

12.2.	Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities, the Exercise Price for such securities and/or the number of securities issuable upon exercise shall be proportionately and respectively adjusted, as the case may be.

12.3.	Adjustments for Share Dividends or Other Securities; Adjustments for Cash Dividends. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment there for, other or additional shares or other securities of the Company by way of dividend or otherwise, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon the exercise of this Warrant, and without payment of any additional consideration thereof, the amount of such other or additional shares or other securities or property as aforesaid of the Company which such Holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment there for, cash or other property of the Company by way of dividend or otherwise, then and in each case, this Warrant shall represent the right to acquire the same amount of Warrant Shares by paying a reduced Exercise Price and all other rights of the Holder shall remain. The Exercise Price shall be reduced by way of dividing: (a) the Company’s share price adjusted for dividend, with (b) the Company’s share price at the end of the record date fixed for the determination (the “Dividend Rate”). The new Exercise Price shall be equal to product of the Dividend Rate with the base Exercise Price on the record date fixed for the determination.

12.4.	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 12, the Company shall, upon the written request of any holder of this Warrant, furnish or cause to be furnished to such holder a certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

12.5.	No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 12.

13.	Investment Representation. This Warrant have not been registered under the Securities Law, or any other securities laws. The Warrant Shares issuable upon the exercise of this Warrant will be registered for trade on the Tel Aviv Stock Exchange.

The Holder acknowledges by acceptance of the Warrant that (a) it has acquired this Warrant for investment and not with a view to distribution or other disposition thereof; and (b) it has either a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience, it has the capacity to protect its own interests in connection with the transaction. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution. The Holder, by acceptance hereof, consents to the placement of legend(s) on all securities hereunder as to the applicable restrictions on transferability in order to ensure compliance with the Securities Law, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Law.

14.	Governing Law. This Warrant and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel without regard to its conflict of law principles. Any dispute arising under or with respect to this Warrant shall be resolved exclusively in the courts of Tel Aviv, Israel. Each party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum and each party irrevocably waives the right to proceed in any other jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence thereof.

15.	Successors and Assigns; Transfer. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Holder may freely assign, distribute or otherwise transfer this Warrant, with respect to all or any portion of the Warrant Shares hereunder, to an Affiliate (as defined in the SPA) of the Holder. In the event this Warrant is assigned, distributed or otherwise transferred with respect to less than all of the Warrant Shares hereunder, then at the Holder’s or transferee’s request, the Company at its expense will execute and deliver new Warrants of like tenor to each of the Holder and the transferee, representing the numbers of Warrant Shares remaining with the Holder and being transferred to the transferee, respectively.

16.	Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

16.1.	This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms.

16.2.	The Warrant Shares are duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and not subject to any preemptive or participation rights.

16.3.	The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the AOA, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and, except for consents that have already been obtained by the Company, do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal, state or local government authority or agency or other person.

16.4.	All necessary consents of shareholders and other third parties with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof have been obtained, and the Company has no outstanding issuance obligations, rights of first offer, pre-emptive or participation rights or other similar rights with respect to the issuance of this Warrant and the Warrant Shares upon exercise thereof, or any such rights have been exercised, waived or cancelled.

17.	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Warrant.

18.	Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person, by facsimile (upon confirmation of successful transmission) or by courier service or four days after deposit by registered or certified mail, postage prepaid, addressed as follows:

If to the Company:	Algomizer Ltd.
14 Arie Shenkar St., Herzelia, Israel

If to the Holder:

19.	Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant, shall impair any such right, power or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Holder of any breach or default under this Warrant, or any waiver on the part of Holder of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

20.	Severability. In the event that any provision of this Warrant becomes or is interpreted by a court of competent jurisdiction to be illegal, unenforceable or void, this Warrant shall continue in full force and effect without said provision, and such provision shall be given effect to the extent legally possible.

21.	Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not considered in construing or interpreting this Warrant.

[Signature Page to Follow]

IN WITNESS HEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Algomizer Ltd.

By:

Name and Title:

NOTICE OF EXERCISE

To: Algomizer Ltd.

1.	The undersigned hereby irrevocably elects to purchase __________ shares of Algomizer Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.	Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

___________________________________ (Name)

___________________________________

___________________________________

___________________________________

(Address)

___________________________________

(Signature)

___________________________________ (Date)

Exhibit B

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

Medigus LTD.

Number of American Depositary Shares: 333,334

Initial Exercise Date: September 3, 2019

Issue Date: September 3, 2019

THIS WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, Algomizer Ltd. (the “Holder” or “Algomizer”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or September 3, 2019 (the “Initial Exercise Date”) and on or prior to the close of business on the three (3) year anniversary of the Issue Date (the “Termination Date”), provided that, if such date is not a Trading Day, the Termination Date should be the immediate following Trading Day but not thereafter, to subscribe for and purchase from Medigus Ltd., a company organized under the laws of the State of Israel (the “Company”), up to 6,666,690 Ordinary Shares (the “Warrant Shares”) represented by 333,334 American Depositary Shares (“ADSs”), as subject to adjustment hereunder, and the ADSs issuable upon exercise of this Warrant the “Warrant ADSs”). The purchase price of one Warrant ADS shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated June 19, 2019, among the Company, Algomizer and Linkury Ltd.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) and the Depositary of a duly executed facsimile copy or PDF copy submitted by electronic mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Notwithstanding the above, this Warrant may not be exercised on the Record Date (as such term is defined under the Tel-Aviv Stock Exchange Ltd. (the “TASE”) rules and regulations) of: (i) a distribution of bonus shares; (ii) a rights offer; (iii) any distribution of dividends; (iv) a consolidation of the share capital of the Company; (v) a share split; or (vi) a reduction of the share capital of the Company (each of the aforementioned events shall be called: “Corporate Event”). In addition, if the Ex-Date (as such term is defined under the TASE rules and regulations) of a Corporate Event occurs before the Record Date of a Corporate Event, then the Warrant shall not be exercised on the Ex-Date.

In no event will the Company be required to net cash settle a Warrant exercise.

b) Exercise Price. The exercise price per ADS under this Warrant shall be $4.00, subject to adjustment hereunder (the “Exercise Price”).

c) Mechanics of Exercise.

i. Delivery of Warrant ADSs Upon Exercise. The Company shall cause its registrar to deposit the Warrant Shares subject to such exercise with the Israeli custodian of The Bank of New York Mellon, the Depositary for the ADSs (the “Depositary”), and cause the Depositary to credit the account of the Holder with The Depository Trust Company (or another established clearing corporation performing similar functions) through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant ADSs to or resale of the Warrant ADSs by the Holder or (B) the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the name of the Holder, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, by the date that is the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADS as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Warrant Shares or Scrip. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall be entitled to round down such to the next whole ADS.

v. Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder. The Company shall pay all applicable fees and expenses of the Depositary in connection with the issuance of the Warrant ADSs hereunder.

The Holder is aware and agree that any tax consequences arising from the grant or exercise of any Warrant from the payment for Warrant ADSs covered thereby or from any other event or act (of the Company and/or its Affiliates or the Holder), hereunder, shall be borne solely by the Holder. The Company and/or its Affiliates shall withhold Israeli taxes according to the requirements under the applicable Israeli laws, rules, and regulations, including withholding taxes at source. Furthermore, the Holder hereby accept to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to you.

The Holder will not be entitled to receive from the Company any Warrant ADSs allocated or issued upon the exercise of the Warrant prior to the full payments of your Israeli tax liabilities arising from the Warrants which were granted to the Holder and/or the Warrant ADSs issued upon the exercise of the Warrants. For the avoidance of doubt, the Company shall not be required to release any share to the Holder until all payments required to be made by the Holder have been fully satisfied.

vi. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares held by the Holder and its Attribution Parties plus the number of Ordinary Shares represented by ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares represented by ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent Annual Report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), as applicable, (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of shares or ADSs, as applicable, or (iv) issues by reclassification of Ordinary Shares, ADSs or any shares of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs, as applicable, (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. For the purposes of clarification, the Exercise Price of this Warrant will not be adjusted in the event that the Company, sells or grants any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Ordinary Shares or ADSs, at an effective price per share less than the Exercise Price then in effect.

b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (including any Ordinary Shares underlying ADSs) (not including any ADSs and Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Ordinary Share represented by each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares Ordinary Share represented by each Warrant ADS for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share or ADS, as applicable, in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares or ADSs are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares Ordinary Shares Ordinary Share represented by each Warrant ADS acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares or ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

d) Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are non-transferable.

b) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof.

c) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Fridays, Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant ADSs and underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary to issue the necessary Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Ordinary Shares and ADSs may be listed. The Company covenants that all Warrant ADSs which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of Holder.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Medigus LTD.

By:
Name:	Prof. Benad Goldwasser
Title:	Chairman of the Board of Directors

NOTICE OF EXERCISE

To: Medigus LTD.

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full.

(2) Payment shall take the form of lawful money of the United States.

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

(4) The undersigned is not a “U.S. Person” (as defined in Rule 902(o) of Regulation S under the Securities Act), and further hereby represents, warrants and agrees that (a) its principal address is outside the United States and it was located outside the United States at the time any offer to acquire the Warrant or Warrant ADSs was made to it, (b) it will not resell the Warrant or Warrant ADSs unless such resale is in compliance with Regulation S under the Securities Act or any other applicable exemption under the Securities Act and (c) it will not engage in hedging transactions involving the Warrant or Warrant ADSs unless in compliance with the Securities Act. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its affiliates or any person acting on its behalf with respect to any Warrant or Warrant ADSs that are not registered under the Securities Act.

____________________

The Warrant ADSs shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: _________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ___________________________________________

Name of Authorized Signatory: _____________________________________________________________

Title of Authorized Signatory: ______________________________________________________________

Date: _______________________________________________________________

Schedule 2.5(iii)

Minutes of the Board of directors of the Company

[***]

Schedule 2.5 (iv)

Minutes of the Board of Directors and the Sole Shareholder of Linkury

[***]

Schedule 2.5(a)(v)

Waiver from Company’s Creditors

[***]

Schedule 2.5(a)(vi)

Executed Share Certificate Representing the Linkury Purchased Shares

[***]

Schedule 2.5(a)(vii)

Register of Shareholders of Linkury

[***]

Schedule 2.5(b)(ii)

Minutes of the Board of Directors of the Purchaser

[***]